Exhibit 22
List of Guarantors and Issuers of Guaranteed Securities

As of March 31, 2025, Ventas, Inc. is the guarantor of the outstanding guaranteed debt securities of its subsidiaries, as listed below.

Debt Instrument	Issuer

4.125% Senior Notes due 2026	Ventas Realty, Limited Partnership
3.75% Exchangeable Senior Notes due 2026	Ventas Realty, Limited Partnership
3.25% Senior Notes due 2026	Ventas Realty, Limited Partnership
3.85% Senior Notes due 2027	Ventas Realty, Limited Partnership
2.45% Senior Notes due 2027 Series G (CAD)	Ventas Canada Finance Limited
4.00% Senior Notes due 2028	Ventas Realty, Limited Partnership
5.398% Senior Notes due 2028 Series I (CAD)	Ventas Canada Finance Limited
4.40% Senior Notes due 2029	Ventas Realty, Limited Partnership
5.10% Senior Notes due 2029 Series J (CAD)	Ventas Canada Finance Limited
3.00% Senior Note due 2030	Ventas Realty, Limited Partnership
4.75% Senior Note due 2030	Ventas Realty, Limited Partnership
3.30% Senior Notes due 2031 Series H (CAD)	Ventas Canada Finance Limited
2.50% Senior Note due 2031	Ventas Realty, Limited Partnership
5.625% Senior Note due 2034	Ventas Realty, Limited Partnership
5.00% Senior Notes due 2035	Ventas Realty, Limited Partnership
6.90% Senior Notes due 2037	Ventas Realty, Limited Partnership
6.59% Senior Notes due 2038	Ventas Realty, Limited Partnership
5.70% Senior Notes due 2043	Ventas Realty, Limited Partnership
4.375% Senior Notes due 2045	Ventas Realty, Limited Partnership
4.875% Senior Notes due 2049	Ventas Realty, Limited Partnership